UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2024

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On February 6, 2024, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company, “we,” “us,” or “our”) filed a Current Report on Form 8-K to, among other items, present details regarding unregistered sales of equity securities. This Current Report on Form 8-K/A is being filed to correct information regarding the number of Class FF Shares and Class AA Shares issued on February 1, 2024 (amending the total number of shares issued from 202,005 to 201,194).

Item 3.02 Unregistered Sales of Equity Securities.

On February 1, 2024, the Company issued the following shares based on the respective net asset value per share as of December 31, 2023. The offer, sale, and issuance of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

The following table details the shares issued and gross proceeds:

	Number of Shares Issued	Gross Proceeds
Class E Shares(1)	9,538	$101,689
Class FF Shares(2)	93,886	1,015,000
Class AA Shares(2)	97,770	1,070,000
Total	201,194	$2,186,689
_______________________________________
(1) Class E shares were issued to Sculptor Advisors LLC as payment for accrued management fees.
(2) Includes sales load fees of $15,000 for Class FF Shares and $20,000 for Class AA Shares, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Dava Ritchea
Name:	Dava Ritchea
Title:	Chief Financial Officer

Date:	February 7, 2024